UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2020

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2020 (the “Effective Date”), Hess Corporation (the “Company”) entered into a term loan agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as initial lender party thereto, as administrative agent and as sole lead arranger and sole bookrunner (the “Loan Agreement”). The Loan Agreement provides for commitments by the lenders thereunder in the form of committed loans in an aggregate amount of $1 billion as of the Effective Date, (the “Facility”). Borrowings under the Facility bear interest at the applicable interest rates (either, at the Company’s option, the adjusted LIBO rate in effect from time to time or the alternate base rate (as described in the Loan Agreement) plus the applicable margins specified in the Loan Agreement, which generally vary based on the credit rating of the Company’s senior, unsecured, non-credit enhanced long-term debt. The Facility contains provisions that require the Company to reduce JPMorgan’s initial funded amount of $1 billion as of March 17, 2020, which the Company intends to do by syndicating the loan to other lenders. The Facility will mature on March 16, 2023, unless earlier terminated or extended in accordance with the terms of the Loan Agreement.

The Loan Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Total Consolidated Debt to Total Capitalization (as such terms are defined in the Loan Agreement) of the Company and its consolidated subsidiaries to 0.650 to 1.000, and customary events of default.

The Company expects that certain of the lenders under the Loan Agreement will have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. The Company’s forward-looking statements may include, without limitation: projected budget and capital and exploratory expenditures; the Company’s plan to syndicate the loan; business strategy; future financial and operational results; and future economic and market conditions in the oil and gas industry. Forward-looking statements are based on the Company’s current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and current projections or expectations of future results expressed or implied by these forward-looking statements, including: fluctuations in market prices of crude oil, natural gas liquids and natural gas and competition in the oil and gas exploration and production industry; the Company’s ability to fully syndicate the loan; potential disruption or interruption of operations due to catastrophic and other events; reduced demand for products, including as a result of outbreaks of infectious diseases; the ability of the Company’s contractual counterparties to satisfy their obligations to the Company; any limitations on access to capital or increase in cost of capital, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; and other factors described in Item 1A—Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any additional risks described in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this current report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of March 16, 2020, among Hess Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS CORPORATION

Date: March 17, 2020	By:	/s/ John P. Rielly
	Name:	John P. Rielly
	Title:	Senior Vice President and Chief Financial Officer